FORBEARANCE AND FIFTH AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY agreement

This Forbearance and Fifth Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 16th day of January, 2019 by and among (a) SILICON VALLEY BANK, a California corporation (“Bank”), and (b) (i) CANCER GENETICS, INC., a Delaware corporation (“Parent”), (ii) GENTRIS, LLC, a Delaware limited liability company (“Delaware Subsidiary”), (iii) VIVOPHARM, LLC, a Delaware limited liability company (“Vivo”), and (iv) RDDT A VIVOPHARM COMPANY PTY LTD, a company incorporated under the laws of Australia (“Australian Borrower”, and together with Parent, Delaware Subsidiary, and Vivo, jointly and severally, individually and collectively, “Borrower”).

Recitals

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of March 22, 2017, as amended by that certain Waiver and First Amendment to Amended and Restated Loan and Security Agreement dated as of May 14, 2018, between Borrower and Bank, as further amended by that certain Joinder and Second Amendment to Amended and Restated Loan and Security Agreement dated as of June 21, 2018, between Borrower and Bank (the “Second Amendment”), as further amended by that certain Waiver and Third Amendment to Amended and Restated Loan and Security Agreement dated as of August 20, 2018 between Borrower and Bank, and as further amended by that certain Waiver and Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of November 19, 2018 (the “Fourth Amendment”) between Borrower and Bank (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) forbear on the Stated Defaults (as defined herein) and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. In reliance upon the representations and warranties set forth below, Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent provided in this Amendment, and only in accordance with the terms and subject to the conditions set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.4(a) (Interest Rate). Section 2.4(a) is amended by deleting the words “one and one-half of one percent (1.50%)” appearing therein and inserting in lieu thereof “two and one-quarter of one percent (2.25%)”.

2.2 Section 6.2(m) (Financial Statements, Reports, Certificates). Section 6.2 is hereby amended by (i) deleting ; and” in subsection (k) and replacing it with “;”, (ii) deleting “.” in subsection (l) and replacing it with “; and”, and (iii) inserting the following to appear as subsection (m) thereto:

“ (m) commencing on the first Monday following the Fifth Amendment Effective Date and continuing every Monday of each calendar week thereafter, by 5:00 PM (Boston, Massachusetts time) of each such Monday, weekly cash flow projections for at least the immediately succeeding fourteen (14) week period that includes all expenses and foreseeable expenses, in a form and substance acceptable to Bank in all respects.”

2.3 Section 6 (Affirmative Covenants). The Loan Agreement is amended by inserting the following new provisions to appear as Sections 6.19, 6.20 and 6.21 thereof:

“ 6.19 2019 Term Sheet Event. On or before February 15, 2019, provide Bank with evidence in a form and substance acceptable to Bank in all respects that the 2019 Term Sheet Event has occurred.

6.20 Confirmation Event. On or before February 28, 2019, provide Bank with evidence in a form and substance acceptable to Bank in all respects that the Confirmation Event has occurred.

6.21 Closing Event. On or before April 15, 2019, provide Bank with evidence in a form and substance acceptable to Bank in all respects that the Closing Event has occurred.”

2.4 Section 13 (Definitions). The following term and its definitions set forth in Section 13.1 is amended in its entirety and replaced with the following:

“ “Revolving Line Maturity Date” is April 15, 2019.”

2.5 Section 13 (Definitions). The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

“ “2019 Term Sheet Event” means written confirmation by Bank that it has received evidence satisfactory to Bank in its sole discretion that Borrower has received, after the Fifth Amendment Effective Date, but on or prior to February 15, 2019, either a signed letter of intent or signed bona fide term sheet for the sale of all or substantially all of Borrower’s equity securities or assets to buyers satisfactory to Bank in all respects with an anticipated closing date of on or before April 15, 2019 (the “Term Sheet”).”

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“ “Closing Event” means written confirmation by Bank that it has received evidence satisfactory to Bank in its sole discretion, after the Fifth Amendment Effective Date, but on or prior to April 15, 2019, that the transaction described in the Term Sheet has closed.”

“ “Confirmation Event” means written confirmation by Bank that it has received evidence satisfactory to Bank in its sole discretion that, after the Fifth Amendment Effective Date, but on or prior to February 28, 2019, the buyers outlined in the Term Sheet have provided written confirmation that such buyers and Borrower have agreed to proceed with the transaction described in the Term Sheet and that any due diligence required by such buyers with respect to the Term Sheet has begun.”

“ “Fifth Amendment Effective Date” means January 16, 2019.”

“ “Term Sheet” is defined in the definition of 2019 Term Sheet Event.”

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Forbearance Fee. In consideration of Bank’s forbearance with respect to the Stated Defaults (as defined below), and in addition to all other fees due under the Loan Documents, Borrower shall pay to Bank a forbearance fee equal to Fifty Thousand Dollars ($50,000.00) (the “Forbearance Fee”), which Forbearance Fee shall be (a) fully earned as of the Fifth Amendment Effective Date, (b) secured by the Collateral, and (c) constitute a portion of the Obligations. The Forbearance Fee and, notwithstanding anything to the contrary contained in the Fourth Amendment, (x) the Twenty Five Thousand Dollar ($25,000.00) Waiver Fee (as defined in the Fourth Amendment) and (y) the Twenty Five Thousand Dollar ($25,000.00) waiver fee described in Section 12(b)(i) of the Fourth Amendment, shall each be due and payable upon the earlier of (i) the occurrence of an Event of Default (other than the Stated Defaults), (ii) the repayment in full of the Revolving Line, (iii) the acceleration of the Revolving Line, or (iv) April 15, 2019.

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5. Discretionary Advances. Notwithstanding anything to the contrary contained in Section 2.2(a) of the Loan Agreement or otherwise contained in the Loan Agreement or the other Loan Documents, Borrower hereby confirms, acknowledges and agrees, that in consideration for Bank’s agreements hereunder, Bank shall have no obligation to make any Advances pursuant to Section 2.2(a) of the Loan Agreement, and any Advances made under Section 2.2(a) shall be made on a case by case basis in Bank’s sole and absolute discretion. In addition to the foregoing, Borrower hereby confirms, acknowledges and agrees, that in consideration for Bank’s agreements hereunder, from and after the date of this Amendment, (a) the outstanding balance of Advances made under the Revolving Line shall not exceed Three Million Dollars ($3,000,000.00) in the aggregate at any time, and (b) Bank shall have no obligation to make, and Borrower shall have no right to request, any Advance if after giving effect to such Advance the aggregate balance of Advances made under the Revolving Line would exceed Three Million Dollars ($3,000,000.00).

6. Acknowledgement of Default; Forbearance by Bank. Borrower acknowledges that it is (a) currently in default under the Loan Agreement by (i) its failure to comply with the Additional Capital Event set forth in Section 6.18 thereof as of November 30, 2018 and (ii) its default under Section 8.12 thereof as a result of the occurrence of an Event of Default under and as defined in the PFG Loan Agreement (collectively, the “Existing Defaults”) and (b) anticipated to be in default under the Loan Agreement by its failure to comply with the following covenants: (i) the Adjusted EBITDA covenant set forth in Section 6.9(a) thereof as of the months ending December 31, 2018, January 31, 2019, February 28, 2019, and March 31, 2019, (ii) the Minimum Revenue covenant contained in Section 6.9(b) thereof for the quarter ending December 31, 2018, and (iii) the minimum Liquidity covenant sent forth in Section 6.9(c) thereof as of the months ending December 31, 2018, January 31, 2019, February 28, 2019, and March 31, 2019 (collectively, the “Anticipated Defaults”, and together with the Existing Defaults, collectively, the “Stated Defaults”). Bank, however, hereby agrees to forbear from exercising its rights and remedies with respect to the Stated Defaults until the earlier to occur of (i) an Event of Default under the Loan Agreement (other than the failure of Borrower to comply with the above covenants) or (ii) February 15, 2019 (the “Forbearance End Date”); provided, however, that upon the occurrence of the 2019 Term Sheet Event, the Forbearance End Date shall be February 28, 2019; provided, further, that upon the occurrence of the Confirmation Event, the Forbearance End Date shall be April 15, 2019. Borrower hereby acknowledges and agrees that except as specifically provided herein, nothing in this Section or anywhere in this Amendment shall be deemed or otherwise construed as a waiver by Bank of any of its rights and remedies pursuant to the Loan Documents, applicable law or otherwise.

7. Deferred Revenue. Borrower acknowledges that notwithstanding any other provision of the Loan Agreement, commencing on the Fifth Amendment Effective Date and continuing until the earlier of (a) the Forbearance End Date, and (b) April 15, 2019, Eligible Accounts shall include Accounts owing from an Account Debtor with respect to which Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue), except for Deferred Revenue related to upfront storage fees.

8. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

8.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

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8.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

8.3 The organizational documents of (i) Parent and Delaware Subsidiary delivered to Bank on the Effective Date and (ii) Vivo and Australian Borrower delivered to Bank on the 2018 Amendment Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

8.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

8.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

8.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

8.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

9. Ratification of Intellectual Property Security Agreements. Parent hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of March 22, 2017 between Parent and Bank, as amended by that certain First Amendment to Intellectual Property Security Agreement dated as of June 16, 2017 (as amended, the “Parent IP Security Agreement”), and acknowledges, confirms and agrees that the Parent IP Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the Parent IP Security Agreement, and (b) shall remain in full force and effect. Delaware Subsidiary hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of June 16, 2017 between Delaware Subsidiary and Bank (the “Delaware Subsidiary IP Security Agreement”), and acknowledges, confirms and agrees that the Delaware Subsidiary IP Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the Delaware Subsidiary IP Security Agreement, and (b) shall remain in full force and effect. Vivo hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of June 21, 2018 between Vivo and Bank (the “Vivo IP Security Agreement”), and acknowledges, confirms and agrees that the Vivo IP Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the Vivo IP Security Agreement, and (b) shall remain in full force and effect. Australian Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of June 21, 2018 between Australian Borrower and Bank (the “Australian Borrower IP Security Agreement”), and acknowledges, confirms and agrees that the Australian Borrower IP Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the Australian Borrower IP Security Agreement, and (b) shall remain in full force and effect.

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10. Ratification of Perfection Certificates. Parent hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Perfection Certificate dated as of March 22, 2017, as amended in connection with the Second Amendment, delivered by Parent to Bank (the “Parent Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information Parent provided to Bank in said Parent Perfection Certificate have not changed, as of the date hereof. Delaware Subsidiary hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Perfection Certificate dated as of March 22, 2017, as amended in connection with the Second Amendment, delivered by Delaware Subsidiary to Bank (the “Delaware Subsidiary Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information Delaware Subsidiary provided to Bank in said Delaware Subsidiary Perfection Certificate have not changed, as of the date hereof. Vivo hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Perfection Certificate dated as of June 21, 2018, delivered by Vivo to Bank (the “Vivo Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information Vivo provided to Bank in said Vivo Perfection Certificate have not changed, as of the date hereof. Australian Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Perfection Certificate dated as of June 21, 2018, delivered by Australian Borrower to Bank (the “Australian Borrower Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information Australian Borrower provided to Bank in said Australian Borrower Perfection Certificate have not changed, as of the date hereof.

11. No Defenses of Borrower. In consideration of the foregoing, Borrower hereby acknowledges and agrees that it has no offsets, defenses, causes of action, suits, damages, claims, or counterclaims against Bank, SVB Financial Group, or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns (collectively, the “Bank Released Parties”) with respect to the Obligations, the Loan Documents, the Collateral, any Bank Services Agreement, any contracts, promises, commitments, or other agreements to provide, to arrange for, or to obtain loans or other financial accommodations to or for Borrower, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, causes of action, suits, damages, claims, or counterclaims against one or more of the Bank Released Parties, at law or in equity, whether known or unknown, from the beginning of the world through this date and through the time of execution of this Waiver (collectively, the “Released Claims”) all of them are hereby expressly WAIVED and Borrower hereby RELEASES the Bank Released Parties from any liability therefor. Borrower hereby irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, arbitration or proceeding of any kind, in any court or before any tribunal or arbiter or arbitration panel, against any Bank Released Party as to any of the Released Claims.

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12. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

13. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

14. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment to Bank of Bank’s legal fees and expenses incurred in connection with this Amendment, and (c) Bank’s receipt of the Acknowledgement of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule 1, duly executed by the Guarantor.

[Signature page follows.]

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In Witness Whereof, this Amendment and all documents executed in connection therewith, or relating thereto, have been negotiated, prepared and deemed to be executed by Borrower in the United States of America. In addition, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:	/s/ John Lapides
Name:	John Lapides
Title:	Vice President

BORROWER

CANCER GENETICS, INC.

By:	/s/ John A. Roberts
Name:	John A. Roberts
Title:	Chief Executive Officer

GENTRIS, LLC

By:	/s/ John A. Roberts
Name:	John A. Roberts
Title:	Chief Executive Officer

VIVOPHARM, LLC

By:	/s/ John A. Roberts
Name:	John A. Roberts
Title:	Chief Executive Officer

[Signature page to Forbearance and Fifth Amendment to

Amended and Restated Loan and Security Agreement]

Executed by RDDT A VIVOPHARM COMPANY PTY LTD in accordance with Section 127 of the Corporations Act 2001

/s/ John A. Roberts	/s/ Ralf Brandt
Signature of director	Signature of director

John A. Roberts	Ralf Brandt
Name of director (print)	Name of director (print)

[Signature page to Forbearance and Fifth Amendment to

Amended and Restated Loan and Security Agreement]

Schedule 1

ACKNOWLEDGMENT OF AMENDMENT
AND REAFFIRMATION OF GUARANTY

Section 1. Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Forbearance and Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of even date herewith (“the “Amendment”).

Section 2. Guarantor hereby consents to the Amendment and agrees that the Guaranty relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instruction delivered in connection herewith.

Section 3. Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof.

Dated as of January 16, 2019

GUARANTOR:

Executed by VIVOPHARM PTY LTD in accordance with Section 127 of the Corporations Act 2001

/s/ John A. Roberts	/s/ Ralf Brandt
Signature of director	Signature of director

John A. Roberts	Ralf Brandt
Name of director (print)	Name of director (print)